Form 8-K

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Date of Report

May 31, 2016

BAB, Inc.

(Name of small business issuer in its charter)

Delaware	0-31555	36-4389547
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification Number)

500 Lake Cook Road, Suite 475, Deerfield, IL 60015

(Address of principal executive offices) (Zip Code)

Issuer's telephone number (847) 948-7520

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of BAB, Inc. was held on Friday, May 27, 2016. The shareholders voted, either in person or by proxy on the following proposals, with the final result of the shareholder vote as follows:

1.	To elect four Directors to serve for a one-year term expiring when their successors are elected and qualified at the annual meeting in 2017.

	Votes For	Votes Withheld	Broker Non-Votes

01 Michael Evans	3,872,383	826,181	1,737,396
02 Steven Feldman	3,880,531	818,033	1,737,396
03 James Lentz	3,880,531	818,033	1,737,396
04 Michael Murtaugh	3,835,421	863,143	1,737,396

2.	To act upon a proposal to ratify the appointment of Sassetti LLC as independent auditors of the Company for the fiscal year ending November 30, 2016.

Votes For	Against	Abstain	Broker Non-Votes

4,606,392	91,124	1,048	1,737,396

3.	To vote, in the discretion of the proxy holder, on all other business as may properly come before the meeting or any adjournment thereof.

Votes For	Against	Abstain	Broker Non-Votes

5,336,324	442,048	657,588	-

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAB, Inc.

(Registrant)

By: /s/ Michael W. Evans

----------------------------

Michael W. Evans, Chief Executive Officer

Date: May 31, 2016